FORM 8-K

UNITED STATE

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2014

ARTISANAL BRANDS, INC.

(Exact name of registrant as specified in its charter)

New York	0-26112	41-1759882
(State of Jurisdiction)	(Commission File Number)	(IRS Employer ID No.)

31-00 47th Avenue, Suite 1205	Long Island City, New York	11101
(Address of Principal Executive offices)		(Zip Code)

Registrant=s telephone number, including area code 212-871-3150

Title of each class	Name of each exchange on which registered
Common Stock $.001 par value	OTC Electronic Bulletin Board

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Company has been pursuing a plan to raise equity capital and operate its business independently, however the delays in closing the funding has resulted in select shareholders wanting to pursue alternative plans to operate Artisanal’s business. These shareholders have contacted the company’s president and board members. The board of directors has agreed to pursue various offers of interest in either buying Artisanal’s business or licensing its intellectual property assets as Artisanal Premium Cheese, notwithstanding its efforts to raise equity capital and complete the shareholder loan-to-equity conversion plan that was previously announced. The Artisanal Premium Cheese brand has been expanded into the retail, foodservice and e-commerce sectors for specialty cheese that has drawn interest from businesses that can see strategic value with Artisanal Premium Cheese brand. The Company will be making operating decisions based on the development of these plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HOME FOOD PRODUCTS, INC. By:/s/ Daniel W. Dowe
Daniel W. Dowe President

DATED: May 28, 2014

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